Exhibit 99.1

- Non-binding Convenience Translation -

Diebold Holding Germany Inc. & Co. KGaA
Eschborn

Settlement Offer
to the Minority Shareholders of
Diebold Nixdorf Aktiengesellschaft
Paderborn

- ISIN DE000A0CAYB2 / WKN A0C AYB -

On September 26, 2016 Diebold Holding Germany Inc. & Co. KGaA, Eschborn, (“Diebold KGaA“) as controlling company, and Diebold Nixdorf Aktiengesellschaft (formerly: Wincor Nixdorf Aktiengesellschaft), Paderborn (“Diebold Nixdorf AG“), as controlled company, entered into a domination and profit and loss transfer agreement pursuant to Section 291 para. 1 German Stock Corporation Act (Aktiengesetz - AktG) (“Agreement“). The Agreement was approved by the general meeting of shareholders of Diebold KGaA on September 26, 2016 and by the extraordinary general meeting of shareholders of Diebold Nixdorf AG on September 26, 2016. Following the registration of the Agreement with the commercial register (HRB 6846) at the Local Court (Amtsgericht) Paderborn on February 14, 2017, the Agreement became effective. The registration was published pursuant to Section 10 German Commercial Code (Handelsgesetzbuch - HGB) on February 14, 2017.

In the Agreement, Diebold KGaA agreed to acquire, upon request by any minority shareholder of Diebold Nixdorf AG, such shareholder’s no-par value bearer shares of Diebold Nixdorf AG (ISIN DE000A0CAYB2), each representing a notional value of EUR 1.00 of the share capital of Diebold Nixdorf AG (each a “Diebold Nixdorf Share“ and together the “Diebold Nixdorf Shares“), in exchange for a cash compensation (“Exit Compensation“) in the amount of

EUR 55.02 per Diebold Nixdorf Share

(“Settlement Offer“).

Pursuant to Section 305 para. 3 sent. 3 German Stock Corporation Act, the Exit Compensation is to be paid with interest in the amount of five (5) percentage points above the base interest rate pursuant to Section 247 German Civil Code (Bürgerliches Gesetzbuch - BGB) from the expiration of the day on which the Agreement became effective, i.e. from February 15, 2017.

Minority shareholders of Diebold Nixdorf AG who do not accept the Settlement Offer remain shareholders of Diebold Nixdorf AG.

Diebold KGaA is obligated to pay to the minority shareholders of Diebold Nixdorf AG for the duration of the Agreement an annually recurring cash compensation payment („Recurring Compensation“) as adequate compensation. The Recurring Compensation is EUR 3.13 gross for each full fiscal year of Diebold Nixdorf AG for each Diebold Nixdorf Share (“Gross Compensation Amount”) less any amount of corporate income tax (Körperschaftsteuer) and solidarity surcharge (Solidaritätszuschlag) at the prevailing rate for the relevant fiscal year (“Net Compensation Amount”), whereby this deduction is to be effected only on any portion of the Gross Compensation Amount from profits which are subject to German corporate income tax. When rounded to a full cent-amount in accordance with commercial practice, based on the circumstances at the

Exhibit 99.1

time of the conclusion of the Agreement, this portion amounts to EUR 1.97 per Diebold Nixdorf Share. Based on the circumstances at the time of the conclusion of the Agreement, this results in a Recurring Compensation of EUR 2.82 for each Diebold Nixdorf Share for an entire fiscal year of Diebold Nixdorf AG. For the avoidance of doubt, it is agreed in the Agreement that any withholding tax (such as capital gains tax plus solidarity surcharge thereon) shall be withheld from the Net Compensation Amount to the extent required by law. The Recurring Compensation is due on the first banking day following the respective ordinary general shareholders’ meeting of Diebold Nixdorf AG for the preceding fiscal year but in any event within eight (8) months following expiration of the respective fiscal year. The Recurring Compensation is first granted for the fiscal year of Diebold Nixdorf AG in which the Agreement becomes effective according to Section 7 para. 2 of the Agreement.

If the Agreement ends during a fiscal year of Diebold Nixdorf AG or if Diebold Nixdorf AG establishes a short fiscal year (Rumpfgeschäftsjahr) during the effectiveness of the Agreement, the Recurring Compensation is reduced pro rata temporis for the relevant fiscal year.

The amount of the Exit Compensation and Recurring Compensation was determined by the management of Diebold KGaA and the management board of Diebold Nixdorf AG on the basis of the expert opinion of PricewaterhouseCoopers Aktiengesellschaft, Wirtschaftsprüfungs-gesellschaft, Frankfurt am Main. The adequacy of the Exit Compensation and the Recurring Compensation was verified and confirmed by the judicially appointed contract auditor ADKL AG Wirtschaftsprüfungs-gesellschaft, Düsseldorf.

Minority shareholders of Diebold Nixdorf AG who wish to accept the Settlement Offer are requested to instruct their custodian bank to effect the book transfer of their Diebold Nixdorf Shares for the purpose of receiving the Exit Compensation in the amount of EUR 55.02 per Diebold Nixdorf Share from now on to

Deutsche Bank AG, Frankfurt am Main,

acting as central settlement agent.

The obligation of Diebold KGaA to acquire Diebold Nixdorf Shares is for a limited time. The contractual acceptance period for the Settlement Offer ends two (2) months after the date on which the registration of this Agreement in the commercial register of Diebold Nixdorf AG has been announced pursuant to Section 10 of the German Commercial Code. Therefore, the acceptance period ends on April 18, 2017 at 24:00 hours (Central European Summer Time). If a motion to the competent court to determine the adequate Recurring Compensation or Exit Compensation pursuant to Section 2 of the German Appraisal Proceedings Act (Spruchverfahrensgesetz - SpruchG) is filed, the Settlement Offer can be accepted until two (2) months after the date on which the decision on the last motion has been announced in the Federal Gazette (Bundesanzeiger). It is sufficient that the declaration of acceptance of the Settlement Offer is received by the respective custodian bank during the acceptance period.

The Exit Compensation of EUR 55.02 per Diebold Nixdorf Share plus interest will be paid to the accepting shareholders of Diebold Nixdorf AG in exchange for their Diebold Nixdorf Shares. The transfer of Diebold Nixdorf Shares in exchange for the Exit Compensation is free of charge for minority shareholders of Diebold Nixdorf AG, provided that they have a domestic securities deposit account.

If appraisal proceedings are initiated pursuant to the German Appraisal Proceedings Act for the judicial determination of the adequate Exit Compensation and/or adequate Recurring Compensation, and the adjudicating court sets a legally binding higher Exit Compensation and/or Recurrent Compensation - as in each case contractually agreed - minority shareholders of Diebold Nixdorf AG who have already accepted the Settlement Offer will also be entitled to claim a corresponding increase of the Exit Compensation or Recurring Compensation, as the case may be, which they have previously received. The same applies if Diebold KGaA commits in a court settlement with any minority shareholder of Diebold Nixdorf AG to pay a higher Exit Compensation and/or Recurring Compensation to avoid or end appraisal proceedings under the German Appraisal Proceedings Act. In each case this applies regardless of whether the minority shareholder

Exhibit 99.1

of Diebold Nixdorf AG participated in any proceeding pursuant to the German Appraisal Proceedings Act.

Diebold Nixdorf, Incorporated, North Canton, Ohio, United States of America, and Diebold KGaA, reserve the right to purchase additional Diebold Nixdorf Shares outside of the Settlement Offer at any time, directly or indirectly, on or off a stock exchange. Additional purchases, if any, will comply with applicable laws and regulations, including, to the extent applicable, from the time of announcement of the Settlement Offer until its expiration, the U.S. Securities Exchange Act of 1934 and the rules and regulations promulgated by the SEC thereunder. If such additional purchases of Diebold Nixdorf Shares take place or agreements awarding a claim to the transfer of Diebold Nixdorf Shares are entered into prior to March 30, 2017, this will be published by Diebold Nixdorf, Incorporated without undue delay in accordance with applicable law, including Sections 14 para. 3, 23 para. 2 of the German Takeover Act (Wertpapiererwerbs- und Übernahmegesetz - WpÜG), on the website of Diebold Nixdorf, Incorporated at http://www.dieboldnixdorf.com under Company/Investor Relations, in the German Federal Gazette (Bundesanzeiger) and by way of an English language press release via an electronically operated information distribution system in the United States, stating the number of shares and/or voting rights so acquired or agreed to acquire, and the nature and amount of consideration paid or agreed to be paid for each share and/or voting right. The obligation to publically disclose information regarding additional purchases pursuant to Sections 14 para. 3, 23 para. 2 of the German Takeover Act exists only for purchases or acquisition agreements respectively which will have taken place or will be closed until March 29, 2017, 24:00 hours (Central European Summer Time).

The Agreement, the joint contract report of the management board of Diebold Nixdorf AG and the management of Diebold KGaA pursuant to Sec. 293a German Stock Corporation Act of August 16, 2016, relating to the Agreement, as well as further information on the Agreement and the Settlement Offer are available at http://www.dieboldnixdorf.com under Company/Investor Relations.

Eschborn, February 2017	Diebold Holding Germany Inc. & Co. KGaA The management